Exhibit 1.1

ARES MANAGEMENT, L.P.

(Delaware limited partnership)

15,000,000 Common Shares Representing Limited Partner Interests

UNDERWRITING AGREEMENT

March 7, 2018

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o                       Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o                       Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o                       Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Ares Management, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 5,000,000 common shares (the “Common Shares”) representing limited partner interests in the Partnership, and a certain shareholder of the Partnership named in Schedule 2 hereto (the “Selling Shareholder”) proposes to sell to the several Underwriters an aggregate of 10,000,000 Common Shares (collectively, the “Underwritten Shares”).  In addition, the Selling Shareholder proposes to sell, at the option of the Underwriters, up to an additional 2,250,000 Common Shares (collectively, the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

The Common Shares to be issued and sold by the Partnership pursuant to this Agreement (the “Partnership Shares”) are to be issued pursuant to the Partnership Agreement (defined below). In connection with the issuance of the Partnership Shares, the Partnership intends to contribute the net proceeds from the sale of the Partnership Shares to the Ares Operating Group Partnerships (defined below). In consideration of the Partnership’s contribution, each Ares Operating Group Partnership will issue to its respective general partner, an indirect subsidiary of the Partnership, partnership units in the respective Ares Operating Group Partnership (the “Offering AOG Units”).

The Partnership and the Selling Shareholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares pursuant to this underwriting agreement (this “Agreement”), as follows:

1.                                      Registration Statement.  The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333-216251), including a related base prospectus, relating to certain securities, including the Shares.  Such registration statement, and any post-effective amendment thereto, became effective upon filing.  Such registration statement, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Base Prospectus” means the base prospectus included in the Registration Statement (and any amendments thereto) at the time of effectiveness,  the term “Preliminary Prospectus” means any preliminary prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Shares that is used prior to the filing of the Prospectus, and the term “Prospectus” means the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus and any final prospectus supplement thereto relating to the Shares.  If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated March 5, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:10 P.M., New York City time, on March 7, 2018.

2.                                      Purchase of the Shares by the Underwriters.

(a)                                             The Partnership agrees to issue and sell, and the Selling Shareholder agrees to sell, the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per Share (the “Purchase Price”) of $21.175 from the Partnership the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto and from the Selling Shareholder the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional Shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Selling Shareholder as set forth opposite its name in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Selling Shareholder hereunder.

In addition, the Selling Shareholder agrees to sell, the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholder the Option Shares at the Purchase Price less an amount per Share equal to any dividends or distributions declared by the Partnership and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Shareholder by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Partnership and the Selling Shareholder.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which shall not be earlier than the Closing Date (as hereinafter defined) nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least five business days prior to the date and time of delivery specified therein.

(b)                                             Each of the Partnership and the Selling Shareholder understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  Each of the Partnership and the Selling Shareholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter (provided that each Underwriter will ensure that any such affiliate complies with all provisions of this Agreement applicable to such Underwriter and will be responsible for any breach thereof by any such affiliate).

(c)                                              Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Partnership and the Selling Shareholder to the Representatives in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, at 10:00 A.M., Los Angeles time, on March 12, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Partnership and the Selling Shareholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on either such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Partnership and the Selling Shareholder, as applicable.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Shares shall be registered in such names and in such denominations as the Representatives shall request.

(d)                                             The Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters).  Additionally, none of the Representatives nor any other Underwriter is advising the Partnership or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Shares contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters).  The Partnership agrees that, in connection with the purchase and sale of the Shares pursuant to the Agreement or the process leading thereto, none of the Representatives nor any of the Underwriters, or any of them, has advised the Partnership or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Partnership. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Partnership, and may in some cases have interests that differ from or conflict with those of the Partnership. The Partnership hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Shares contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto.  Any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership.

(e)                                              The Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Shareholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Selling Shareholder or any other person (irrespective of whether such Underwriter has advised or is currently advising the Selling Shareholder on other matters).  Additionally, none of the Representatives nor any other Underwriter is advising the Selling Shareholder or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Shares contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising any Selling Shareholder on other matters).  The Selling Shareholder agrees that, in connection with the purchase and sale of the Shares pursuant to the Agreement or the process leading thereto, none of the Representatives nor any of the Underwriters, or any of them, has advised the Selling Shareholder or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Selling Shareholder. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Selling Shareholder, and may in some cases have interests that differ from or conflict with those of the Selling Shareholder. The Selling Shareholder hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Shares contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Selling Shareholder with respect thereto.  Any review by the Underwriters of the Selling Shareholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Selling Shareholder.

3.                                      Representations and Warranties of the Ares Parties.  The Partnership, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), Ares Offshore Holdings L.P., a Cayman Islands exempted limited partnership (“Ares Offshore Holdings”), Ares Investments L.P., a Delaware limited partnership (“Ares Investments” and, together with Ares Holdings and Ares Offshore Holdings, the “Ares Operating Group Partnerships”), Ares Holdco LLC, a Delaware limited liability company (“AH LLC”), AOF Holdco LLC, a Delaware limited liability company (“AOF LLC”), and AI Holdco LLC, a Delaware limited liability company (“AI LLC” and, together with AH LLC and AOF LLC, the “Ares Operating Group LLCs”), and Ares Management GP LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the Ares Operating Group Partnerships and the Ares Operating Group LLCs, the “Ares Parties”), jointly and severally represent and warrant to each Underwriter and the Selling Shareholder that:

(a)                                             Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Shareholder furnished to the Partnership in writing by the Selling Shareholder expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 9(b) hereof.

(b)                                             Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Shareholder furnished to the Partnership in writing by the Selling Shareholder expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 9(b) hereof.

(c)                                              Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, no Ares Party (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and no Ares Party will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by any such Ares Party or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, each Issuer Free Writing Prospectus listed on Annex A hereto, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Shareholder furnished to the Partnership in writing by the Selling Shareholder expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished the Selling Shareholder consists of the information described as such in Section 9(b) hereof.

(d)                                             Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership.   No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Shares pursuant to this Agreement has been initiated or, to the knowledge of the Ares Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Ares Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, or (ii) information relating to the Selling Shareholder furnished to the Partnership in writing by the Selling Shareholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 9(b) hereof.

(e)                                              Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                               Financial Statements.  The historical financial statements of the Partnership and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and its consolidated subsidiaries and presents fairly in all material respects the information shown therein and has been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                              No Material Adverse Change.  Since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (which, as used herein includes partnership interests, member interests or other equity interests, as applicable) or any change in the consolidated short-term debt or long-term debt of the Partnership or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Partnership on any capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, partners’ or members’ capital, results of operations or business prospects of the Partnership and its Subsidiaries taken as a whole, (ii) neither the Partnership nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Partnership and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership and its Subsidiaries taken as a whole and (iii) neither the Partnership nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Partnership and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                             Organization and Good Standing.  The Partnership, each of its Subsidiaries and the General Partner (collectively, the “Ares Entities”) and each of the Ares Funds (as defined below) have been duly organized and are validly existing and in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, partners’ or members’ capital, shareholders’ equity, results of operations or business prospects of the Ares Entities taken as a whole (a “Material Adverse Effect”).  The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration Statement, (ii) subsidiaries omitted from Exhibit 21.1 that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” of the Partnership as defined in Rule 1-02(w) of Regulation S-X or (iii) the Ares Funds.  As used herein, “Subsidiaries” means the direct and indirect subsidiaries of the Partnership but not, for the avoidance of doubt, the Ares Funds or their portfolio companies, special purpose entities formed to acquire any such portfolio companies or investments, including collateralized loan obligations.  “Ares Funds” means, collectively, all Funds (excluding their portfolio companies and investments and all special purpose entities formed to acquire any such portfolio companies and investments, including collateralized loan obligations) (i)  sponsored or promoted by the Partnership or any of its Subsidiaries, (ii) for which the Partnership or any of its Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which the Partnership or any of its Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general or limited partnership, a trust and any other business entity or investment vehicle organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne by investors therein; provided that any investment vehicle for which the Partnership or any of its Subsidiaries would not be deemed an affiliate shall not be included within the definition of “Fund.”  For the avoidance of doubt, American Capital, Ltd. shall not be included within the definition of “Ares Funds” or “Fund.”

(i)                                                 Capitalization of the Partnership.  (i) The authorized, issued and outstanding partnership shares, and the partnership interests represented thereby, of the Partnership as of December 31, 2017 were as set forth in the line item “Partners’ Capital” in the Partnership’s condensed consolidated statement of financial condition as of December 31, 2017 appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017, and, since December 31, 2017, the Partnership has not issued, repurchased or cancelled any partnership interests in the Partnership (other than subsequent issuances or partnership interest repurchases or cancellations, if any, (i) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) pursuant to the Ares Equity Incentive Plan (as defined below)  or (iii) upon exercise of outstanding options issued pursuant to the Ares Equity Incentive Plan). All of the outstanding partnership shares, and the partnership interests represented thereby, of the Partnership have been duly and validly authorized and issued and the holders thereof will have no obligation to make payments or contributions to the Partnership solely by reason of their ownership of such partnership shares (except in the case of general partner interests held by the General Partner and as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or the Partnership Agreement) and are not subject to any pre-emptive or similar rights. The General Partner is the sole general partner of the Partnership and has a non-economic general partner interest in the Partnership; such non-economic general partner interest has been duly authorized and validly issued, and the General Partner owns such non-economic general partner interest free and clear of all liens, encumbrances, equities or claims; other than its ownership of its non-economic general partner interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any entity. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no restrictions upon the voting or transfer of any partnership interests of the Partnership (including the Shares) pursuant to the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of March 1, 2018, by and among the General Partner and the limited partners party thereto (the “Partnership Agreement”) or any other agreement or instrument to which any of the Ares Entities is a party or by which any of such entities may be bound.

(j)                                                Capitalization of Subsidiaries.  Except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by the Partnership (i) have been duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and (ii) are owned, directly or indirectly by the Partnership, free and clear of any lien, charge, encumbrance, security interest or any other claim of any third party.

(k)                                             Capitalization of the Ares Operating Group Partnerships.  All of the outstanding partnership units, and the partnership interests represented thereby, of each of the Ares Operating Group Partnerships (collectively, the “Ares Operating Group Units”) have been duly and validly authorized and issued and the holders thereof will have no obligation to make payments or contributions to the Ares Operating Group Partnerships solely by reason of their ownership of such Ares Operating Group Units (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions and as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or similar provisions under the applicable laws of other jurisdictions or the applicable partnership agreements of the Ares Operating Group Partnerships (collectively, the “Ares Operating Group Partnership Agreements”); all Ares Operating Group Units that are owned directly or indirectly by Ares Holdings Inc., a Delaware corporation, Ares Offshore Holdings, Ltd., a Cayman Islands limited company, Ares AI Holdings L.P., a Delaware limited partnership, and the Partnership (each an “Ares Operating Group Managing Entity”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)                                                 No Other Securities.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, any capital stock (including the Common Shares and the Ares Operating Group Units) of any of the Ares Parties, as applicable, and there are no outstanding options, warrants or other securities exercisable for, or any other securities convertible into or exchangeable for, any securities of any Ares Party; except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no capital stock (including the Common Shares and the Ares Operating Group Units) of any of the Ares Parties, as applicable, is or will be outstanding prior to or concurrently with the issuance and/or sale of the Shares pursuant to this Agreement.

(m)                                         Special Voting Share.  The special voting share and the limited partner interest represented thereby issued by the Partnership to Ares Voting LLC, a Delaware limited liability company, has been duly authorized and validly issued, and conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)                                             Outstanding Shares.  The outstanding Shares and the limited partner interests represented thereby have been duly authorized and validly issued and holders of the Shares will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Shares (except as may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or the Partnership Agreement), and conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus.

(o)                                             Issued Shares.  The Shares to be issued and sold by the Partnership and the limited partner interests represented thereby have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and holders of the Shares will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Shares (except as may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or the Partnership Agreement), and will conform in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus, and the issuance of such Shares is not subject to any preemptive or similar rights.  The Offering AOG Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered, will be validly issued and holders of the Offering AOG Units will have no obligation to make payments or contributions to the Ares Operating Group Partnerships or their respective creditors solely by reason of their ownership of the Offering AOG Units (except as may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement, or, in the case of Ares Offshore Holdings, under the Exempted Limited Partnership Law, 2014, of the Cayman Islands), and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus, and the issuance of such Offering AOG Units is not subject to any preemptive or similar rights.

(p)                                       Due Authorization.  Each Ares Party has full right, power and authority to execute and deliver this Agreement (to the extent party hereto) and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(q)                                       Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each Ares Party.

(r)                                          Partnership Agreement.  The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and constitutes a valid and legally binding agreement of the General Partner, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and the Partnership Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)                                         Ares Operating Group Partnership Agreements.  Each of the applicable partnership agreements of the Ares Operating Group Partnerships (each as amended and/or restated as of the date hereof) (collectively, the “Ares Operating Group Partnership Agreements”) has been duly authorized, executed and delivered by the applicable Ares Operating Group LLC and each such agreement constitutes a valid and legally binding agreement of each such Ares Operating Group LLC, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and each Ares Operating Group Partnership Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)                                          No Violation or Default.  None of the Ares Entities or any of the Ares Funds is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which the Partnership or any of its Subsidiaries is bound or to which any of its property or assets is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Partnership or any of its Subsidiaries, except, in the case of clauses (i) (as to Subsidiaries and Ares Funds that are not Ares Parties), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)                                       No Conflicts.  The execution, delivery and performance by each Ares Entity of this Agreement (to the extent party hereto), the issuance and sale of the Shares pursuant to this Agreement by the Partnership, the sale of the Shares pursuant to this Agreement by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement (including the issuance of the Offering AOG Units) did not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Ares Entity or any Ares Fund pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Ares Entity or any Ares Fund is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Ares Entity or (iii) result in the violation of any law or statute applicable to any Ares Entity or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over any Ares Entity, except, in the case of clauses (i), (ii) (in the case of Subsidiaries and Ares Funds that are not Ares Parties) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                                       No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the applicable Ares Entity of this Agreement (to the extent party hereto), the issuance and sale of the Shares pursuant to this Agreement by the Partnership, the sale of the Shares pursuant to this Agreement by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement (including the issuance of the Offering AOG Units), except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made (or as will be obtained or made by the Closing Date) or as may be required under the Securities Act or the Exchange Act, or as have been obtained or made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and except for any such consents, approvals, authorizations, orders, registrations or qualifications or decrees the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)                                     Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Ares Entity or any of the Ares Funds is or may be a party or to which any property of any of the Ares Entities or any of the Ares Funds is or, to the knowledge of the Ares Parties, may become subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and to the knowledge of the Ares Parties, no such investigations, actions, suits or proceedings are threatened in writing or contemplated by any governmental or regulatory authority or threatened in writing by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)                                       Independent Accountants.  Ernst & Young LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement, is, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y)                                       Title to Real and Personal Property.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership and its Subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Partnership and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)                                        Title to Intellectual Property.  The Partnership and its Subsidiaries own or possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Partnership and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                                No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among any of the Ares Entities or any Ares Fund, on the one hand, and the directors, officers, partners, unitholders, shareholders, members or investors of any of the Ares Entities, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(bb)                                Investment Company Act.  Each of the Ares Entities is not, and, after giving effect to the offering and sale of the Shares pursuant to this Agreement by the Partnership and Selling Shareholder and the application of the proceeds thereof received by the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of them will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc)                                  Investment Advisers Act. Each of the Ares Entities and the Ares Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)                                Taxes.  Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Ares Entities and the Ares Funds have paid all federal, state, local and foreign taxes required to be paid by them through the date hereof except for taxes being contested in good faith for which adequate reserves have been taken and any and all assessments, fines, interest, fees and penalties levied against them or any of them to the extent that any of the foregoing has become due and payable through the date hereof and filed all federal, state, local, and foreign tax returns required to be filed through the date hereof, (ii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against any of the Ares Entities, any of the Ares Funds or any of their respective properties or assets and (iii) there are no tax audits or investigations currently ongoing, of which the Ares Parties have written notice.

(ee)                                  Licenses and Permits.  The Partnership and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Partnership nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(ff)                                    No Labor Disputes.  No labor disturbance by or dispute with employees of the General Partner, the Partnership or any of its Subsidiaries exists or, to the knowledge of any Ares Party, is contemplated or threatened, and the Ares Parties are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the General Partner’s, the Partnership’s or any of its Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(gg)                                  Compliance with and Liability under Environmental Laws.  The Partnership and its Subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms of any such permit, license or approval, except where failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)                                Compliance with ERISA.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Partnership or any of its affiliates, that together with the Partnership would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Partnership and its ERISA Affiliates, other than any multiemployer plan within the meaning of Section 3(37) of ERISA has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Partnership, each member of its Controlled Group and each Ares Fund are, and at all times have been, in compliance with ERISA, (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred with respect to any such plan or with respect to the Partnership, any member of its Controlled Group or any Ares Fund, (iv) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code has been satisfied (without taking into account any waiver thereof), (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any such plan for which the Partnership would have any material liability, and (vi) neither the Partnership nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) with respect to termination of, or withdrawal from, any such plan.

(ii)                                        Disclosure Controls.  The Partnership maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure.  The Partnership and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj)                                      Accounting Controls.  The Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Partnership’s predecessors’ most recent audited fiscal year, there has been no change in the Partnership’s or its predecessors’ internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Partnership’s internal control over financial reporting.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership is not aware of any material weakness in its internal controls over financial reporting.

(kk)                                Insurance.  The Ares Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which they are engaged; and neither the Partnership nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ll)                                        No Unlawful Payments.  None of the Ares Entities or any of the Ares Funds, nor, to the knowledge of the Ares Parties, any director, officer agent, employee or other person associated with or acting on behalf of any Ares Entity or any of the Ares Funds has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)                        Compliance with Anti-Money Laundering Laws.  The operations of the Ares Entities and the Ares Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and the applicable money laundering statutes of all other jurisdictions having jurisdiction over any of the Ares Entities or any of the Ares Funds, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency having jurisdiction over any of the Ares Entities or any of the Ares Funds (collectively, the “Other Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Ares Entities or any of the Ares Funds with respect to the CFTRA or Other Anti-Money Laundering Laws is pending or, to the knowledge of the Ares Parties, threatened.

(nn)                                No Conflicts with Sanctions Laws.  None of the Ares Entities, the Ares Funds or, to the knowledge of the Ares Parties, any of their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United National Security Council, the European Union or Her Majesty’s Treasury.

(oo)                                No Restrictions on Subsidiaries.  No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary of the Partnership, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to materially reduce the distributions to be received by the Ares Operating Group Partnerships, taken as a whole, from their direct and indirect Subsidiaries.

(pp)                                No Broker’s Fees.  None of the Ares Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Ares Entity or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares pursuant to this Agreement.

(qq)                                No Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require any Ares Entity to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares pursuant to this Agreement by the Partnership or the sale of the Shares pursuant to this Agreement by the Selling Shareholder hereunder.

(rr)                                      No Stabilization.  No Ares Entity has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(ss)                                    Accuracy of Disclosure.  The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Units—Common Units” and “Material Provisions Of Ares Management L.P. Partnership Agreement,” in each case as supplemented and updated by the information included in “Item 9B. Other Information” of the Partnership’s Annual Report on Form 10-K filed on March 1, 2018, and “Material U.S. Federal Tax Considerations,” as supplemented and updated by the discussion set forth in the Prospectus under the heading “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Shares,” and the statements set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 under the captions “Part I., Item 1. Business—Business—Organizational Structure” and “Part III., Item 13. Certain Relationships and Related Person Transactions, and Director Independence,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(tt)                                      Margin Rules.  Neither the issuance, sale and delivery of the Shares by the Partnership nor the application of the proceeds thereof by the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)                                Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)                                Ares Funds.  To the knowledge of the Ares Parties, (i) none of the Subsidiaries that act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Ares Fund has performed any act or otherwise engaged in any conduct that would prevent such Subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Subsidiary and such Ares Fund and (ii) the offering, sale, issuance and distribution of securities by the Ares Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww)                            Statistical and Market Data.  Nothing has come to the attention of any Ares Party that has caused such Ares Party to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xx)                                NYSE Stock Market.  The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”).

(yy)                                Sarbanes-Oxley Act.  As of the date hereof, the Partnership and its Subsidiaries are in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect and which the Partnership and its Subsidiaries are required to comply with.

(zz)                                  Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Partnership was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.  The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(aaa)                         No Sale of Partnership Interests.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Partnership nor any Ares Operating Group Partnership has sold, issued or distributed any interests in such partnership during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than units issued pursuant to the Ares 2014 Equity Incentive Plan as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Ares Equity Incentive Plan”).

(bbb)                               No Downgrade.  No downgrading has occurred in the rating accorded any debt securities or preferred stock of, or guaranteed by, the Partnership, any Ares Operating Group Partnership or Ares Finance Co. LLC that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, and no such organization has publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

4.                                      Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to each Underwriter and each Ares Party that:

(a)                                 Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder have been obtained, except for such consents, approvals, authorizations and orders as (i) have been obtained and made under the Securities Act or from FINRA and such as may be required under state securities laws or (ii) would not have an adverse effect in any material respect on the Selling Shareholder’s ability to perform its obligations under this Agreement; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(b)                                 No Conflicts.  The execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the Shares to be sold by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation, if applicable, of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency that, in the case of clauses (i) or (iii), individually or in the aggregate, would have a material adverse effect on the Selling Shareholder’s ability to perform its obligations under this Agreement.

(c)                                  Title to Shares.  AREC Holdings Ltd. has a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the securities maintained in a securities account on the books of J.P. Morgan Chase Bank N.A. in its capacity as custodian for and on behalf of AREC Holdings Ltd. free and clear of all liens, encumbrances, equities or adverse claims and no action based on an adverse claim may be asserted with respect to such security entitlement, and assuming that each Underwriter acquires its interest in the securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such securities to the securities account of such Underwriter maintained with DTC and payment therefor by such Underwriter, as provided herein, such Underwriter will have acquired a security entitlement to such securities, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

(d)                                 No Stabilization.  The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(e)                                  Certain Information. (i) The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, (ii) the Registration Statement and any post-effective amendment thereto, as of the date of effectiveness did not and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, and (iii) the Prospectus and any amendment or supplement thereto as of the date thereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, in each of the foregoing cases, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the case of clause (i) and (iii), in the light of the circumstances under which they were made) not misleading; provided that such representations and warranties set forth in this Section 4(e) apply only to statements or omissions to the extent made in reliance upon and in conformity with the Selling Shareholder’s Selling Shareholder Information (as defined below) and that the Selling Shareholder makes no representation or warranty as to any statements or omissions in the Pricing Disclosure Package, the Registration Statement (or any amendments or supplements thereto) or the Prospectus (or any amendments or supplements thereto) other than with respect to the Selling Shareholder’s Selling Shareholder Information, provided further, that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)                                   Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Partnership and the Representatives.

(g)                                  Material Information.  As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Shares by the Selling Shareholder is not and will not be prompted by any material information concerning the Partnership that is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(h)                                 DOL Fiduciary Duty Rule.  The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

5.                                      Further Agreements of the General Partner and the Partnership.  Each of the General Partner and the Partnership, jointly and severally, covenants and agrees with each Underwriter that:

(a)                                       Required Filings.  The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, will file promptly all reports and any definitive proxy or information statements required to be filed by the

Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request; if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462 Registration Statement has become effective, and (ii) if Rule 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).  The Partnership will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.  If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Partnership will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you.  If at the Renewal Deadline the Partnership is no longer eligible to file an automatic shelf registration statement, the Partnership will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(b)                                       Delivery of Copies.  The Partnership will deliver, upon request without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares pursuant to this Agreement as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                        Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d)                                       Notice to the Representatives.  The Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the General Partner and the Partnership will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                        Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                         Blue Sky Compliance.  The Partnership will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Partnership shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                        Earnings Statement.  The Partnership will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                       Clear Market.  For a period of 90 days after the date of the Prospectus, the Partnership will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement (other than any registration statement on Form S-8 to register Common Shares issued or available for future grant under the Ares Equity Incentive Plan) under the Securities Act relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities or shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities or shares, in cash or otherwise, without the prior written consent of Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, other than (A) the Shares to be sold hereunder, (B) the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus, (C) the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to the Ares Equity Incentive Plan, or (D) the issuance of up to ten percent (10%) of the Common Shares outstanding after this offering (assuming all Ares Operating Group Partnership Shares have been exchanged for Common Shares), or securities convertible into or exercisable or exchangeable for Common Shares in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, the acquiree of any such Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to this clause (D) enters into an agreement in the form of Exhibit C hereto with respect to such Common Shares or securities convertible into or exercisable or exchangeable for Common Shares.

For a period of 90 days after the date of the Prospectus, no Ares Entity will waive, modify or amend any transfer restrictions (including lock up provisions) relating to any Ares Operating Group Units or Common Shares contained in any agreements with holders thereof, without the written consent of Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC.

(i)                                                 Use of Proceeds.  The Partnership will apply the net proceeds from the sale of the Shares pursuant to this Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)                                                No Stabilization.  No Ares Entity will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares.

(k)                                             Exchange Listing.  The Partnership will use its best efforts to list the Shares on the NYSE.

(l)                                                 Reports.  So long as the Shares are outstanding, the Partnership will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed by the Partnership with the Commission or any national securities exchange or automatic quotation system; provided the Partnership will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)                                         Record Retention.  The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)                                 Filings.  The Partnership will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)                                 FIRPTA Certificate.  If the Selling Shareholder is not a United States person for U.S. federal income tax purposes, the Partnership will deliver to each Underwriter (or its agent), on or before the Closing Date, a certificate signed by the General Partner as described in Treasury Regulations Sections 1.1445-11T(d)(2)(i), dated not more than thirty (30) days prior to the Closing Date.

6.                                      Further Agreements of the Selling Shareholder.  The Selling Shareholder covenants and agrees with each Underwriter that:

(a)                     No Stabilization.  The Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(b)                     Tax Form.  The Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed Internal Revenue Service Form W-9 or Internal Revenue Service Form W-8, as appropriate (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) together with all required attachments to such form.

7.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                             It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and not incorporated by reference into the Registration Statement and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on

Annex A or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                             It has not used, and will not use, without the prior written consent of the Partnership, any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Partnership; provided further, that any Underwriter using such term sheet shall notify the Partnership, and provide a copy of such term sheet to the Partnership, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                              It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Partnership and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Partnership and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                             Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                             Representations and Warranties.  The respective representations and warranties of the Ares Parties and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of each of the General Partner and its officers and of the Selling Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                              No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of, or guaranteed by, the Partnership or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with possible negative implications with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                             No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the

Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                              Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the General Partner and one additional senior executive officer of the General Partner who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations of the Ares Parties set forth in Sections 3(b) and 3(d) hereof are true and correct, and (ii) confirming that the other representations and warranties of the Ares Parties in this Agreement are true and correct and that the Ares Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be and (y) a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder set forth in Section 4 are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)                                               Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be, and (ii) the Partnership shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Partnership.  Proskauer Rose LLP, counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h)                                 [Intentionally omitted]

(i)                                     Opinion of Cayman Counsel for the Partnership.  Maples and Calder, counsel for Ares Offshore Holdings, shall have furnished to the Representatives, at the request of the Partnership, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(j)                                    Opinion of Counsel for the Selling Shareholder.  Cleary Gottlieb Steen & Hamilton LLP and Collas Crill, counsel for AREC Holdings Ltd., shall have furnished to the Representatives, at the request of AREC Holdings Ltd., their respective written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F-1A and Annex F-1B hereto, respectively.

(k)                                             Opinion of Investment Company Act Counsel for the Partnership. Simpson, Thacher & Bartlett LLP, Investment Company Act counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex G hereto.

(l)                                                 Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)                                         No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares pursuant to this Agreement by the Partnership or the sale of the Shares pursuant to this Agreement by the Selling Shareholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares pursuant to this Agreement by the Partnership or the sale of the Shares pursuant to this Agreement by the Selling Shareholder.

(n)                                             Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Ares Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o)                                             Exchange Listing.  The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE.

(p)                                             Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Annex H hereto, between you and each executive officer and director of the General Partner and the Selling Shareholder relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(q)                                             Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Partnership and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                                      Indemnification and Contribution.

(a)                                       Indemnification of the Underwriters and the Selling Shareholder by the Ares Parties.  The Ares Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder and the Selling Shareholder’s affiliates, directors, officers and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and (ii) the Selling Shareholder Information.

(b)                                       Indemnification of the Underwriters and the Ares Parties by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each Ares Party, their respective affiliates, directors and officers and each person, if any, who controls such Underwriter or Ares Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, (i) but only with respect to any losses, claims, damages or liabilities to the extent arising out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Shareholder furnished to the Partnership in writing by the Selling Shareholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Selling Shareholder consists only of (A) the legal name, address and the number of Common Shares being offered in the offering by the Selling Shareholder and the number of Common Shares owned by the Selling Shareholder before and after the offering, and (B) the other information with respect to the Selling Shareholder included in footnote one of the table under the section heading “Selling Common Shareholder” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including, in each case, any information about beneficial ownership, voting power and investment control of such shares) (collectively, the “Selling Shareholder Information”) and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.  The aggregate amount of the Selling Shareholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of net proceeds (after deducting underwriters’ discounts and commissions but before deducting expenses) received by the Selling Shareholder from the sale of its Common Shares hereunder.

(c)                                        Indemnification of the Ares Parties and the Selling Shareholder by the Underwriters.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each Ares Party, its directors, its officers who signed the Registration Statement and each person, if any, who controls any Ares Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder and the Selling Shareholder’s affiliates, directors, officers and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and (ii) the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting” related to stabilization, syndicate covering transactions and penalty bids.

(d)                                       Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly as practicable notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that the Selling Shareholder shall be entitled to retain a separate counsel.  Any such separate firm for any Underwriter, its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for any Ares Party, its directors, its officers who signed the Registration Statement and any control persons of any Ares Party shall be designated in writing by such Ares Party and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement, compromise or consent to entry into a settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                        Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Ares Parties and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Ares Parties and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Ares Parties and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds (before deducting expenses) received by the Ares Parties and the Selling Shareholder from the sale of the Shares pursuant to this Agreement and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial offering price of the Share as set forth on the cover of the Prospectus.  The relative fault of the Ares Parties and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Ares Parties and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding anything to the contrary herein, neither the assumption of the defense of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the Indemnifying Person that it has obligation to indemnify any person pursuant to this Agreement.

(f)                                         Limitation on Liability.  The Ares Parties, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (e) and (f) of this Section 9, in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares pursuant to this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (ii) the Selling Shareholder be required to contribute any amount in excess of the amount by which the net proceeds (before deducting expenses) received by the Selling Shareholder in connection with the sale of Shares by the Selling Shareholder pursuant to this Agreement exceeds the amount of any damages that the Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) of this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                        Non-Exclusive Remedies.  The remedies provided for in paragraphs (a) through (f) of this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq Stock Market, (ii) trading of any securities issued or guaranteed by the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.                               Defaulting Underwriter.

(a)                                       If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Partnership and the Selling Shareholder on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Partnership and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Partnership and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Partnership and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Partnership and the Selling Shareholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Partnership and the Selling Shareholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Partnership or the Selling Shareholder, except that the Partnership and the Selling Shareholder will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                       Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.

13.          Payment of Expenses.

(a)             Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof, (iii) the fees and expenses of the Partnership’s counsel and independent accountants, (iv) the reasonable fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters), (v) the cost of preparing certificates, if any, representing the Shares, (vi) the costs and charges of any transfer agent and any registrar, (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $10,000), (viii) all expenses incurred by the Partnership in connection with any “road show” presentation to potential investors and (ix) all expenses and application fees related to the listing of the Shares on the NYSE.

(b)             The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including any documentary, stamp, registration and other duties and stock and other transfer taxes, including interest and penalties, if any, payable upon the execution and delivery of this Agreement, the sale of the Selling Shareholder’s Common Shares to the Underwriters hereunder and their transfer between the Underwriters through the crediting of such Common Shares on the books of DTC to securities accounts of the Underwriters pursuant to an agreement between such Underwriters.  The provisions of this Section 13(b) shall not affect any agreement that the Partnership and the Selling Shareholder may have for the payment of other expenses to be paid for by the Partnership, including, with respect to AREC Holdings Ltd., expenses incident to the performance of or compliance by the Partnership with the Investor Rights Agreement by and among, inter alia, the Partnership, AREC Holdings Ltd. and Alleghany Insurance Holdings LLC, dated as of May 1, 2014.

(c)             If (i) this Agreement is terminated pursuant to Section 11, (ii) the Partnership or the Selling Shareholder for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares because of any failure or refusal on the part of any Ares Party or the Selling Shareholder to comply with the terms of this Agreement or the conditions of this Agreement are not satisfied, the Partnership agrees to reimburse the Underwriters that have so terminated this Agreement with respect to themselves severally and are not in default hereunder for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Partnership, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Ares Parties, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Ares Parties, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Ares Parties, the Selling Shareholder or the Underwriters.

16.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

17.          Miscellaneous.

(a)             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); c/o Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM-Legal.  Notices to the Selling Shareholder shall be given to The Directors at AREC Holdings Ltd., Willow House, Cricket Square, P.O. Box 709, Grand Cayman, KY1-1107, Cayman Islands, email to Jerome.D’Algue@adia.ae, private.equity@adia.ae, marc.keirstead@adia.ae and samee.khan@adia.ae, with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: Sandra L. Flow, facsimile number (212) 225 3999.

(b)             Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)             USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies the Underwriters’ respective clients, including the Ares Parties and the Selling Shareholder, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify the Underwriters’ respective clients.

(d)             Waiver of Immunity.  To the extent that Ares Offshore Holdings has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, Ares Offshore Holdings hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e)             Submission to Jurisdiction.  Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.  Each of Ares Offshore Holdings and AREC Holdings Ltd. irrevocably appoints Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to Ares Offshore Holdings or AREC Holdings Ltd., as applicable, by the person serving the same to the address provided in this Section 17(e), shall be deemed in every respect effective service of process upon Ares Offshore Holdings or AREC Holdings Ltd., as applicable, in any such suit or proceeding.  Each of the parties hereto hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  Each of the parties hereto further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f)              Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)             Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)             Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARES MANAGEMENT, L.P.

By:	Ares Management GP LLC, its general partner

	By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

ARES MANAGEMENT GP LLC

	By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

ARES HOLDINGS L.P.

By:	Ares Holdco LLC, its general partner

	By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

ARES OFFSHORE HOLDINGS L.P.

By:	AOF Holdco LLC, its general partner

	By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

ARES INVESTMENTS L.P.

By:	AI Holdco LLC, its general partner

	By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

ARES HOLDCO LLC

By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

AOF HOLDCO LLC

By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

AI HOLDCO LLC

By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AREC HOLDINGS LTD.

By:	/s/ Humaid Bin Butti Bin Humaid Bin Bishr AlMarri
Name: Humaid Bin Butti Bin Humaid Bin Bishr AlMarri
Title: Authorised Signatory

By:	/s/ Ahmed Mohamed Ghubash Saeed AlMarri
Name: Ahmed Mohamed Ghubash Saeed AlMarri
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

Wells Fargo Securities, LLC

By:	/s/David Herman
Authorized Signatory
Director

Morgan Stanley & Co. LLC

By:	/s/ Michael Occi
Authorized Signatory

Credit Suisse Securities (USA) LLC

By:	/s/ Renos Savvides
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares

Wells Fargo Securities, LLC	1,250,000
Morgan Stanley & Co. LLC	1,250,000
Credit Suisse Securities (USA) LLC	500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	750,000
UBS Securities LLC	500,000
RBC Capital Markets, LLC	400,000
Barclays Capital Inc.	250,000
Keefe, Bruyette & Woods, Inc.	50,000
MUFG Securities America Inc.	50,000
Total	5,000,000

Schedule 2

Selling Shareholder:	Number of Underwritten Shares:	Number of Option Shares:
AREC Holdings Ltd.	10,000,000	2,250,000